                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 12.1

                  JANUS CAPITAL GROUP INC.
     COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                              Six Months                 Year Ended December 31,
                                                 Ended       -------------------------------------------------
                                             June 30, 2004    2003      2002      2001       2000       1999
                                             -------------   -------   -------   -------   ---------   -------
(dollars in millions)
Pretax income, excluding equity in
 earnings of unconsolidated affiliates            206.5      $ 826.8   $ 260.2   $ 549.4   $ 1,134.5   $ 543.3

Interest expense                                   26.4         60.5      57.5      34.5         7.4       5.6

Portion of rents representative
 of an appropriate interest factor                  3.4          4.3       4.5       6.1         7.5       5.8

Distributed earnings of less than 50%
 owned affiliates                                   2.7          2.7        --        --          --        --

                                                -------      -------   -------   -------   ---------   -------
 Income as adjusted                             $ 239.0      $ 894.3   $ 322.2   $ 590.0   $ 1,149.4   $ 554.7
                                                -------      -------   -------   -------   ---------   -------


Fixed charges:

Interest expense on indebtedness                $  26.4      $  60.5   $  57.5   $  34.5   $     7.4   $   5.6

Amortized premiums, discounts and
 capitalized expenses related to indebtedness       1.6          4.2        --        --          --        --

Portion of rents representative
 of an appropriate interest factor                  3.4          4.3       4.5       6.1         7.5       5.8

                                                -------      -------   -------   -------   ---------   -------
 Total fixed charges                            $  31.4      $  69.0   $  62.0   $  40.6   $    14.9   $  11.4
                                                -------      -------   -------   -------   ---------   -------

RATIO OF EARNINGS TO FIXED CHARGES                 7.61        12.96      5.20     14.53       77.14     48.66
                                                =======      =======   =======   =======   =========   =======